Exhibit 21

SUBSIDIARIES OF WELLPOINT, INC.

AS OF DECEMBER 31, 2006

Company Name	Jurisdiction of Incorporation
Affiliated Healthcare, Inc.	Texas

Affiliated Provider Systems, Inc.	Texas

AHI Healthcare Corporation	Texas

American Managing Company	Texas

Anthem Blue Cross Blue Shield Partnership Plan, Inc.	Ohio

Anthem Credentialing Services, Inc.	Delaware

Anthem Financial, Inc.	Delaware

Anthem Health Plans of Kentucky, Inc.	Kentucky

Anthem Health Plans of Maine, Inc.	Maine

Anthem Health Plans of New Hampshire, Inc.	New Hampshire

Anthem Health Plans of Virginia, Inc.	Virginia

Anthem Health Plans, Inc.	Connecticut

Anthem Holding Corp.	Indiana

Anthem Insurance Companies, Inc.	Indiana

Anthem Life & Disability Insurance Company	New York

Anthem Life Insurance Company	Indiana

Anthem Prescription Management, LLC	Ohio (LLC)

Anthem Southeast, Inc.	Indiana

Anthem UM Services, Inc.	Indiana

Arcus Enterprises, Inc.	Delaware

ARCUS Financial Services, Inc.	Indiana

ARCUS HealthyLiving Services, Inc.	Indiana

Arison Insurance Services, Inc.	Kentucky

Associated Group, Inc.	Indiana

ATH Holding Company, LLC.	Indiana (LLC)

Atlanta Healthcare Partners, Inc.	Georgia

BC Life & Health Insurance Company	California

BCCHolding Corporation	California

Behavioral Health Network, Inc.	New Hampshire

Blue Cross and Blue Shield of Georgia, Inc.	Georgia

Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia

Blue Cross Blue Shield of Wisconsin	Wisconsin

Blue Cross of California	California

Blue Cross of California Partnership Plan, Inc.	California

C&S Properties, Inc.	Missouri

CC Holdings, LLC	Wisconsin (LLC)

Cerulean Companies, Inc.	Georgia

Claim Management Services, Inc.	Wisconsin

Community Insurance Company	Ohio

Compcare Health Services Insurance Corporation	Wisconsin

Comprehensive Integrated Marketing Services, Inc.	California

Crossroads Acquisition Corp.	Delaware

CSRA Health Care Partners, Inc.	Georgia

Diversified Life Insurance Agency of Missouri, Inc.	Missouri

EHC Benefits Agency, Inc.	New York

Empire HealthChoice Assurance, Inc.	New York

Empire HealthChoice HMO, Inc.	New York

Empire Medicare Services, Inc.	New York

Forty-Four Forty-Four Forest Park Redevelopment Corp.	Missouri

Golden West Health Plan, Inc.	California

Government Health Services, LLC	Wisconsin (LLC)

Greater Georgia Life Insurance Company	Georgia

Group Benefits of Georgia, Inc.	Georgia

Group Benefits Plus, Inc.	California

Health Core, Inc.	Delaware

Health Initiatives, Inc.	New Hampshire

Health Management Corporation	Virginia

Health Ventures Partners, LLC	Illinois (LLC)

HealthKeepers, Inc.	Virginia

HealthLink HMO, Inc.	Missouri

HealthLink, Inc.	Illinois

HealthReach Services, Inc.	Connecticut

Healthy Alliance Life Insurance Company	Missouri

Healthy Homecomings, Inc.	Missouri

HMO Colorado, Inc.	Colorado

HMO Missouri, Inc.	Missouri

HMO-W, Inc.	Wisconsin

Insurance4 Agency, Inc.	Delaware

Landmark Solutions, LLC	New Hampshire (LLC)

Lease Partners, Inc.	Delaware

Lumenos, Inc.	Delaware

Machigonne, Inc.	Maine

Matthew Thornton Health Plan, Inc.	New Hampshire

Meridian Resource Company, LLC	Wisconsin (LLC)

Monticello Service Agency, Inc.	Virginia

National Capital Health Plan, Inc.	Virginia

National Capital Preferred Provider Organization, Inc.	Maryland

National Government Services, Inc.	Indiana

OneNation Benefit Administrators, Inc.	Ohio

OneNation Insurance Company	Indiana

Park Square Holdings, Inc.	California

Park Square I, Inc.	California

Park Square II, Inc.	California

Peninsula Health Care, Inc.	Virginia

Precision Rx, Inc.	Delaware

Preferred Health Plans of Missouri, Inc.	Missouri

Priority Health Care, Inc.	Virginia

Priority Insurance Agency, Inc.	Virginia

Priority, Inc.	Virginia

Professional Claim Services, Inc.	New York

QualChoice Select, Inc.	Ohio

R&P Realty, Inc.	Missouri

Reliance Safeguard Solutions, Inc.	New York

RightCHOICE Insurance Company	Illinois

RightCHOICE Managed Care, Inc.	Delaware

Rocky Mountain Health Care Corporation	Colorado

Rocky Mountain Hospital and Medical Service, Inc.	Colorado

SellCore, Inc.	Delaware

Southeast Services, Inc.	Virginia

Summit Administrative Services, L.L.C.	Missouri (LLC)

Texas Managed Care Administrative Services, Inc.	Texas

The WellPoint Companies, Inc.	Indiana

TriState, Inc.	Delaware

TrustSolutions, LLC	Wisconsin (LLC)

UNICARE Health Benefit Services of Texas, Inc.	Texas

UNICARE Health Insurance Company of Texas	Texas

UNICARE Health Insurance Company of the Midwest	Illinois

UNICARE Health Plan of Kansas, Inc.	Kansas

UNICARE Health Plan of Oklahoma, Inc.	Oklahoma

UNICARE Health Plan of South Carolina, Inc.	South Carolina

UNICARE Health Plan of West Virginia, Inc.	West Virginia

UNICARE Health Plans	Illinois (Partnership)

UNICARE Health Plans of Texas, Inc.	Texas

UNICARE Health Plans of the Midwest, Inc.	Illinois

UNICARE Illinois Services, Inc.	Illinois

UNICARE Life & Health Insurance Company	Indiana

UNICARE National Services, Inc.	Delaware

UNICARE of Texas Health Plans, Inc.	Texas

UNICARE Service Co.	California

UNICARE Specialty Services, Inc.	Delaware

United Government Services, LLC	Wisconsin (LLC)

WellChoice Holdings of New York, Inc.	New York

WellChoice Insurance of New Jersey, Inc.	New Jersey

WellPoint Association Services Group, Inc.	Washington

WellPoint Acquisition, LLC	Indiana (LLC)

WellPoint Behavioral Health, Inc.	Delaware

WellPoint California Services, Inc.	Delaware

WellPoint Dental Services, Inc.	Delaware

WellPoint Development Company, Inc.	Delaware

WellPoint Holding Corp.	Delaware

WellPoint Insurance Services, Inc.	Hawaii

WellPoint Pharmacy IPA, Inc.	New York

WellPoint Pharmacy Management, Inc.	California